UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

AMENDMENT No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 16, 2011

SUNOCO LOGISTICS PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-31219	23-3096839
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

1818 Market Street, Suite 1500, Philadelphia, PA	19103-3615
(Address of principal executive offices)

(215) 977-3000

(Registrant’s telephone number, including area code)

N/A

(Former name or form address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 amends and restates the Current Report on Form 8-K previously filed by the registrant, Sunoco Logistics Partners L.P., on May 19, 2011, and is being filed solely to correct an error in the Item Numbers referred to therein. The reference to: “Item 2.01. Completion of Acquisition or Disposition of Assets” in the previous filing was incorrect. The correct reference is to: “Item 8.01. Other Events,” as indicated hereinbelow.

Item 8.01.	Other Events.

Effective May 16, 2011, Sunoco Logistics Partners L.P. (the “Partnership”) acquired a controlling interest in Inland Corporation through a series of transactions. Inland Corporation consists of an active 350-mile refined products pipeline and related facilities in Ohio that serve multiple Ohio refineries and terminal markets. The aggregate purchase price for all of the interests acquired was approximately $100 million, which was financed by borrowings under the Partnership’s revolving credit facilities pending more permanent financing. As a result of these transactions, Sunoco Logistics now owns an 83.8 percent economic interest and a 70 percent voting interest in Inland Corporation.

Attached to this Current Report on Form 8-K as Exhibit 99.1 is a copy of the Company’s related press release dated May 17, 2011, which is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1 — Sunoco Logistics Partners L.P. Press Release, dated May 17, 2011.

Safe Harbor Statement

Statements contained in this report, or the exhibits to this report, that state the Partnership’s or its management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. The Partnership’s actual results could differ materially from those projected in such forward-looking statements. Factors that could affect those results include those mentioned in the documents that the Partnership has filed with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNOCO LOGISTICS PARTNERS L.P.

By:	Sunoco Partners LLC,
its General Partner

By:	/s/ Kathleen Shea-Ballay
Kathleen Shea-Ballay
Vice President, General Counsel
and Corporate Secretary

May 18, 2011

Philadelphia, PA

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1	Sunoco Logistics Partners L.P. Press Release, dated May 16, 2011.